Exhibit 10.1
THIRD AMENDMENT
TO THE
EMPLOYMENT AGREEMENT
BETWEEN FOSTER WHEELER INC.
AND
BETH B. SEXTON
     This THIRD AMENDMENT (this “Amendment”) to the Employment Agreement between FOSTER WHEELER INC., a Delaware corporation (the “Company”), and BETH B. SEXTON (the “Executive”), dated as of April 7, 2008 (the “Agreement”), is made and entered into as of February 22, 2011 (the “Effective Date”).
     WHEREAS, Foster Wheeler Ltd. entered into the Agreement with the Executive; and
     WHEREAS, the Company thereafter assumed the Agreement from Foster Wheeler Ltd. on or about February 9, 2009, and the Company and the Executive entered into a First Amendment to the Agreement, effective January 18, 2010 (“First Amendment”) and a Second Amendment, dated as of May 4, 2010 (“Second Amendment”); and
     WHEREAS, the Company and the Executive have agreed to further amend the Agreement as set forth herein.
     NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and in further consideration of the following mutual promises, covenants and undertakings, the parties agree by executing this Amendment to amend the Agreement, including its First Amendment and Second Amendment, as follows effective as of the Effective Date:
1.	The Agreement is amended by revising Section A-4(c)(iv) of the Addendum to read in its entirety as follows:
     (iv) Personal Air Travel and Home Leave: Until the Executive’s immediate family relocates to Switzerland, (A) the Company shall provide reimbursement of one (1) business-class round-trip ticket per month for personal travel between Switzerland and the U.S., (B) each month, the Executive may use the business-class round trip ticket to instead fly one (1) family member from the U.S. to Switzerland, (C) once per quarter, in lieu of the Executive’s trip to the U.S., the Company shall reimburse the cost of business-class round-trip tickets for the Executive’s family to travel from the U.S. to Switzerland, and (D) the Executive may choose to work from her home or Foster Wheeler office in the U.S. for up to one (1) week per month, it being understood and agreed that this subsection (D) does not entitle the Executive to be reimbursed for air travel beyond what is set forth elsewhere in this Agreement, including its subsection (A) above. For the avoidance of doubt, (A), (B), and (C) include reimbursement of associated local ground expenses. If and after the Executive’s immediate family relocates to Switzerland, (X) the Company shall reimburse the Executive for one (1) trip per twelve (12) months per authorized dependent and for the Executive, (Y) expenses eligible for reimbursement include a business class airline ticket and local ground expenses to the original point of origin, and (Z) one (1) day of travel shall be permitted each way as additional vacation.
2.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to the Agreement as of the Effective Date.

FOSTER WHEELER INC.
By:	/s/ Umberto della Sala
	Name:	Umberto della Sala
	Title:	President & Chief Executive Officer

/s/ Beth B. Sexton
BETH B. SEXTON

3